UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BARNES & NOBLE, INC.

(Name of Registrant as Specified in Its Charter)

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

YUCAIPA AMERICAN ALLIANCE FUND II, LLC

YUCAIPA AMERICAN FUNDS, LLC

YUCAIPA AMERICAN MANAGEMENT, LLC

THE YUCAIPA COMPANIES LLC

RONALD W. BURKLE

STEPHEN F. BOLLENBACH

MICHAEL S. MCQUARY

ROBERT P. BERMINGHAM

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The following is the order entered on September 2, 2010 by the Delaware Chancery Court with respect to Yucaipa’s motion for relief from the Vice Chancellor’s Opinion and Judgment dated as of August 12, 2010. The Order, among other things, prohibits Leonard Riggio from voting at the 2010 Annual Meeting of Stockholders the almost one million shares he acquired by exercising out-of-the-money stock options on the last trading day before the record date for that meeting:

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

YUCAIPA AMERICAN ALLIANCE FUND II, L.P., a Delaware limited partnership, and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., a Delaware limited partnership	) ) ) ) ) )

Plaintiffs,

v.

LEONARD RIGGIO, STEPHEN RIGGIO,

GEORGE CAMPBELL JR., MICHAEL J. DEL

GIUDICE, WILLIAM DILLARD, II,

PATRICIA L. HIGGINS, IRENE R. MILLER,

MARGARET T. MONACO, LAWRENCE S.

ZILAVY, and BARNES & NOBLE, INC., a

Delaware Corporation

Defendants.

	) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 5465-VCS

ORDER ON PLAINTIFFS’ MOTION FOR RELIEF FROM JUDGMENT

WHEREAS, on August 13, 2010, Leonard Riggio acquired 990,740 shares of Barnes & Noble common stock through the exercise of options (the “Option Shares”); and

WHEREAS, on August 20, 2010, Plaintiffs filed a Motion for Relief From Judgment Pursuant to Court of Chancery Rules 59(e) and 60(b) (the “Motion”); and

WHEREAS, by letter to the Court dated August 24, 2010, Defendants responded to the Motion for Relief from Judgment, and informed the Court, among other things, that Mr. Riggio had advised the Barnes & Noble Board of Directors that he will not vote the Option Shares in connection with any stockholder vote at the 2010 Annual Meeting or any adjournment or postponement thereof (hereinafter the “2010 Annual Meeting”); and

WHEREAS, on August 26, 2010, Plaintiffs filed their Reply Supporting Plaintiffs’ Motion for Relief From Judgment Pursuant to Court of Chancery Rules 59(e) and 60(b); and

WHEREAS, on August 31, 2010, the Court gave an oral ruling denying the Motion, subject to implementation of an Order formalizing Mr. Riggio’s agreement not to vote the Option Shares in connection with any stockholder vote at the 2010 Annual Meeting;

NOW THEREFORE, for the reasons articulated by the Court during the telephonic conference on August 31, 2010:

IT IS HEREBY ORDERED that Plaintiffs’ Motion is DENIED on the conditions that (1) none of Mr. Riggio, members of his immediate family, or his Affiliates and Associates (as those terms are defined in the Barnes & Noble, Inc. Rights Agreement, dated as of November 17, 2009, as amended) (hereinafter Mr. Riggio) will vote the Option Shares, give a proxy to vote the Option Shares, and/or assign or transfer the right to vote the Option Shares, directly or indirectly, in connection with any matter presented to stockholders at the Company’s 2010 Annual Meeting; and (2) Mr. Riggio will not exercise any other options to acquire shares to be voted at the 2010 Annual Meeting or in any other way obtain additional voting power to be used at the 2010 Annual Meeting.

This Order and the Opinion and Judgment dated August 12, 2010 shall have a res judicata effect consistent with the discussion set forth in the Opinion and Judgment dated August 12, 2010 and in the transcript of the August 31, 2010 conference in this matter.

Vice Chancellor Leo E. Strine, Jr.

This document constitutes a ruling of the court and should be treated as such.

Court: Judge: File & Serve Transaction ID: Current Date: Case Number: Case Name: Court Authorizer:	DE Court of Chancery Civil Action Leo E Strine 32993141 Sep 02, 2010 5465-VCS CONFORD Yucaipa American Alliance Fund II LP vs Riggio Leonard Leo E Strine

/s/ Judge Leo E Strine